Exhibit 99.2

SWVL, A TRANSFORMATIVE MASS TRANSIT PLATFORM, ANNOUNCES BUSINESS

COMBINATION WITH QUEEN’S GAMBIT GROWTH CAPITAL

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With an implied, fully diluted equity value of approximately $1.5 billion, Swvl is expected to be the first $1bn plus unicorn from the Middle East to list on Nasdaq and only tech-enabled mass transit solutions company to list on any stock exchange

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Uniquely positioned to capitalize on $1tn global market opportunity as a leading provider of tech-enabled mass transit across 10 major cities, having built a parallel mass transit system that offers intercity, intracity, B2B and business-to-government transportation

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Transaction to provide gross proceeds of up to approximately $445 million to the combined public company, including an upsized $100 million fully committed common share PIPE, led by global strategic and financial investors including Agility, Luxor Capital Group and Zain

•	Proceeds to fund and accelerate Swvl’s long-term growth strategy with a goal of driving $1bn+ of annual gross revenue[1] and expansion to 20 countries by 2025

•	Attractive entry point for new public investors with existing Swvl shareholders rolling 100% of their stake

•	Tech-enabled mobility solutions squarely aligned with Queen’s Gambit’s mission of removing barriers to social and economic opportunity and solving complex challenges

•	Management team with deep expertise in tech-enabled transportation supported by Queen’s Gambit’s female led board and advisory team, offering differentiated perspectives and global relationships

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Potential for strategic and operational collaborations with key investors, Agility, a global supply chain and logistics powerhouse, and Zain, a leading mobile voice and data services operator with nearly 50 million customers across many of Swvl’s current markets

NEW YORK, NY and DUBAI – July 28, 2021 – Swvl Inc. (“Swvl” or the “Company”), a Dubai-based provider of transformative mass transit and shared mobility solutions, and Queen’s Gambit Growth Capital (“Queen’s Gambit”) (NASDAQ: GMBT), the first special purpose acquisition company led by women, today announced that they have entered into a definitive agreement for a business combination that would result in Swvl becoming a publicly listed company. Upon completion of the proposed transaction, the combined public company will be named Swvl Holdings Corp and is expected to be listed on NASDAQ under the ticker symbol “SWVL”.

Market Opportunity

Swvl, co-founded by Mostafa Kandil in 2017 when he was just 24 years old, is transforming the $1 trillion global mass transit market. The Company’s proprietary mobility solutions, powered by cutting-edge technology, are helping to solve mass transit supply and demand challenges in complex, emerging markets – empowering massively underserved communities with

[1]	“Gross revenue” is presented as a non-IFRS measure. A reconciliation to IFRS financial statements can be found in the slide deck attached to Form 8-K, filed by Queen’s Gambit with the SEC today.

transportation solutions that are reliable, convenient, safe, and affordable. Featuring diversified transit offerings that, in just a few short years, have evolved from daily commuting to inter-city retail travel, to Transport as a Service (“TaaS”) offerings for businesses, schools, universities and other critical service organizations, Swvl is poised to take the next step in its evolution. With clear strategic direction, a proven management team and demonstrated business model, Swvl is ideally situated for existing and new market expansion.

Mostafa Kandil, Swvl Founder and CEO, said, “Mass transit systems in cities around the world are riddled with deficiencies, resulting in congestion, environmental concerns and reduced productivity. In certain emerging market cities, commuter round-trip wait times are often greater than 40 minutes2 and, in one major city, upwards of 80% of women reported that they have experienced harassment on public transport.3 Even in developed markets, the societal cost imposed by a lack of mass transit solutions can be staggering. In the United States, for instance, the annual cost of traffic is estimated to be $88 billion,4 and in many parts of the world current alternatives to mass transit are prohibitively expensive. To address these problems, we founded Swvl with a simple but ambitious goal – to empower all people to go where they want to, when they want to, and to feel comfortable doing it.”

Established Leadership Position

In just four years, Swvl has become the industry leader in mass transit across 10 cities in Egypt, Kenya, Pakistan, the UAE, Saudi Arabia and Jordan. Swvl’s gross revenues and markets have grown rapidly, with more than 1.4 million riders booking more than 46 million rides to date with thousands of drivers on Swvl’s platform. Swvl’s established user base has a track record of loyalty, with more than 20% of inter-city riders opting to use multiple platform offerings. Further, the Company empowers drivers in emerging markets – who frequently experience income uncertainty from existing mass transit operations – to earn approximately double that of other ride-sharing platforms. With its TaaS offerings, Swvl has already enabled more than 100 organizations around the world to reduce costs through dynamic routing, network planning, demand estimation, fleet optimization, and other leading transit services. With continued momentum in its Taas offerings, the Company is well positioned to launch its high-margin SaaS solutions for institutions that maintain their own fleet and seek further efficiencies through advanced routing and planning capabilities.

Mr. Kandil added, “We have succeeded in executing our business plan in some of the most challenging emerging markets, where inefficiencies in infrastructure and related mass-transit systems represent a universal problem, and have now reached a critical inflection point where we are ready to share our expertise and technology with the rest of the world. Queen’s Gambit is an ideal partner, who shares our core values and is committed to helping accelerate Swvl’s long-term growth plans. With their partnership, as a public company, we will expand our daily commuting offerings and enterprise TaaS services that remove barriers to seamless mobility for the populations that need it most. In doing so, we will create even greater value for all stakeholders and continue innovating best-in-class technology solutions that improve the universal, daily struggle of mobility for so many.”

[2]	Moovit Insights, Public Transit Index. Reflects the subset of countries included in database.
[3]	Social Development Project Report, “Addressing Gender-based Violence and Harassment in the Public Transport Sector” (2020).
[4]	Inrix 2019 Global Traffic Scorecard.

Partnership with Queen’s Gambit

In alignment with Queen’s Gambit, Swvl is a mission-driven company that is focused on removing barriers to social and economic opportunity, while reducing the carbon footprint of megacities through its offerings. The combined company will draw upon Queen’s Gambit’s distinguished team of highly successful women, each of whom are at the forefront of their respective industries, have deep investment experience, and boast proven track records of successful ventures at public companies and in governance roles.

Agility, a global supply chain leader operating in many of Swvl’s key markets, has made a significant capital commitment in Queen’s Gambit and the combined company. In addition, Zain, a leading mobile voice and data services operator with nearly 50 million active customers across many of Swvl’s current markets, has invested in the combined company. As such, Swvl believes there may be opportunities for strategic and operational collaboration with Agility and Zain, which could accelerate its global expansion, increase user engagement and expand its SaaS/TaaS client base.

Victoria Grace, Queen’s Gambit Founder & Chief Executive Officer, said, “When forming Queen’s Gambit, I was squarely focused on assembling a team of highly successful and strategically-minded women with unparalleled global relationships, to identify and then grow a disruptive platform that solves complex challenges and empowers underserved populations. In Swvl, we have found each of those things and more. Having established a leadership position in key emerging markets, we believe Swvl is ready to capitalize on a truly global market opportunity. We look forward to working with their team to create significant and sustained value for investors and all stakeholders alike. We will bring to bear the collective financial and operational expertise of the Queen’s Gambit platform, for the benefit of Swvl and the communities that it serves, and believe this combination will serve as a catalyst for massive growth at scale.”

Ms. Grace added, “We are grateful for the tremendous support received from a host of investors. We believe the proposed transaction terms allow investors to enjoy a substantial discount to Swvl’s intrinsic value and multiples, as compared to key comparables.”

Betsy Atkins, Member of the Advisory Board of Queen’s Gambit, said, “Since being introduced to Swvl, we have been impressed by the strength and expertise of their seasoned management team, the transformative nature of their platform, its potential to rapidly gain market share across new geographies, and the positive impact of its offerings on underserved communities. Swvl’s emphasis on ensuring women’s safety when using mass transportation is particularly important to Queen’s Gambit, given our focus on fostering diversity in society and empowering traditionally under-resourced populations to succeed. We look forward to uniting our teams’ complementary experience and to taking Swvl to new heights.”

Investment Highlights

Queen’s Gambit believes the proposed transaction with Swvl presents a compelling investment opportunity for shareholders, for a number of reasons, including:

Swvl’s Proven Track Record and Competitive Advantages:

•	A demonstrated track record of exponential growth with 430% compounded annual gross revenue growth over the past four years (2017 – 2020);

•	TaaS offerings that have grown gross revenue per client by 4x over the past two years with an approximately 115% net dollar retention;

•	Forecasted 2021 gross revenue of $79 million through December, as compared to 2020 gross revenue of approximately $26 million;

•	Forecasted gross revenue of $141 million in 2022 and $403 million in 2023;

•	Business expects to achieve 15% EBITDA margin profitability over the longer term;

•	Differentiated proprietary technology stack that includes:

•	Dynamic routing, which reduces walk to station distances;

•	Cross utilization of vehicles, which increases rides per vehicle and helps maintain high vehicle retention rates;

•	Dynamic consumer pricing that has meaningfully grown gross revenue per user and enabled strong gross revenue retention;

•	Established data infrastructure, growth cycle and enhanced supply economics of the platform, which creates a robust cost barrier for competitors;

•	An asset light business; and

•	A seasoned team that effectively managed through COVID-19 despite months of complete lockdown in key operating markets.

Multiple Growth Levers:

•	Clear strategic plan and objective to achieve ~$1bn in annual gross revenue and be operating in 20 countries on 5 continents (Africa, South America, North America, Europe & Asia) by 2025;

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Proven and compelling platform network effects – adding drivers and vehicles enables incremental route creation, reducing costs per KM through scale economics as well as walking to station distance, which attracts more users and increases willingness to pay;

•	Full-portfolio expansion planned in other emerging markets, such as Latin America; and

•	High margin opportunity for SaaS-led expansion across large and growing market.

•	SaaS business provides runway for significant margin expansion and further penetration with high-value corporate, institutional and municipal clients.

Strong ESG principles:

•	Affordable, convenient and safe transportation that drives social and economic equity for all, while creating employment opportunities across emerging markets;

•	Reduced congestion by an estimated 14.4 million person-hours through optimized shared mobility since inception[5]; and

[5]	Emissions and congestion data calculate reduction from Swvl rides relative to emission and congestion created assuming each passenger takes their own ride.

•	Prevention of approximately 245 million pounds of CO2 emissions since inception relative to single-rider options.[6]

Key Transaction Terms

The transaction is expected to generate gross proceeds of up to approximately $445 million, which will be used to fund and accelerate Swvl’s growth plan. This includes a $100 million fully committed private placement of common shares of the combined company, led by Agility, Luxor and Zain (the “PIPE”). The implied, fully diluted equity value of the combined company is approximately $1.5 billion, assuming minimal redemptions by Queen’s Gambit’s public shareholders, with existing Swvl shareholders expected to own approximately 65% of the combined company.

Swvl’s leadership team will remain intact, with Mostafa Kandil continuing as Chief Executive Officer of the combined company, overseeing its strategic growth initiatives and expansion. The Board of Directors of the combined company will include Mostafa Kandil, Victoria Grace and Lone Fonss Schroder, as well as six additional members to be appointed by Swvl prior to the closing, taking into account the right mix of skills, experience, diversity and viewpoints. The Board of Directors will also establish an advisory committee, including two members of Queen’s Gambit, to focus on fostering continued diversity and inclusion as a public company.

The proposed transaction has been unanimously approved by the Boards of Directors of both Queen’s Gambit and Swvl. The transaction is expected to close in the fourth calendar quarter of 2021, subject to customary closing conditions, including the approval of Queen’s Gambit shareholders.

About Swvl

Swvl is a global tech startup based in Dubai that provides a semi-private alternative to public transportation for individuals who cannot afford or access private options. The Company has built a parallel mass transit system offering intercity, intracity, B2B, and B2G transportation in 10 megacities across Africa, Asia and the Middle East. Swvl’s tech-enabled offerings make mobility safer, more efficient and environmentally friendly, while still ensuring that it is accessible and affordable for everyone. Customers can book their rides on an easy-to-use app with varied payment options and access high-quality private buses and vans that operate according to fixed routes, stations, times, and prices.

Swvl was co-founded by Mostafa Kandil, who began his career at Rocket Internet, where he launched the car sales platform Carmudi in the Philippines, which became the largest car classifieds company in the country in just six months. He then served as Rocket Internet’s Head of Operations. In 2016, Kandil joined Careem, a ride-sharing company and the first unicorn in the Middle East. He supported the platform’s expansion into multiple new markets. Careem is now a subsidiary of Uber, based in Dubai, with operations across 100 cities and 15 countries.

[6]	Reflects Swvl’s estimates of amount of CO2 Swvl buses saved since Swvl’s inception. Vehicle emissions data sourced from vehicle producer sites and www.car-emissions.com.

For additional information about Swvl, please visit www.swvl.com.

About Queen’s Gambit

Queen’s Gambit Growth Capital is a female-led special purpose acquisition company, formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination. Led by Founder & Chief Executive Officer, Victoria Grace, Queen’s Gambit Growth Capital has focused its search on identifying a target that is shaping the future of its sector by providing disruptive solutions that promote sustainable development, economic growth and prosperity.

Advisors

Barclays is serving as an M&A and capital markets financial advisor to Swvl and as a placement agent to Queen’s Gambit in connection with the PIPE investment. Guggenheim Securities, LLC is serving as an M&A advisor to Queen’s Gambit in connection with the transaction, and also as a placement agent in connection with the PIPE investment.

Cravath, Swaine & Moore LLP, Slaughter and May and Maples are serving as legal advisors to Swvl. Vinson & Elkins L.L.P. and Walkers are serving as legal advisors to Queen’s Gambit.

Conference Call Information

A pre-recorded call regarding the proposed business combination may be accessed by clicking here.

A webcast of the call, along with this press release and the investor presentation will be available on the Queen’s Gambit website at https://queensgambitspac.com and under the Investor Relations section of Swvl’s website at https://www.swvl.com.

Additional Information

In connection with the business combination, Pivotal Holdings Corp (“Holdings”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a preliminary prospectus and preliminary proxy statement and, after the registration statement is declared effective, Queen’s Gambit will mail a definitive proxy statement/prospectus and other relevant documents relating to the business combination to its shareholders. This communication is not a substitute for the registration statement, the definitive proxy statement/prospectus or any other document that Queen’s Gambit will send to its shareholders in connection with the business combination.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION. Investors and security holders will be able to obtain copies of these documents (if and when available) and other documents filed with the SEC free of charge at www.sec.gov. The definitive proxy statement/final prospectus (if and when available) will be mailed to shareholders of Queen’s Gambit as of a record date to be established for voting on the business combination. Shareholders of Queen’s Gambit will also be able to obtain copies of the proxy statement/prospectus without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Queen’s Gambit Growth Capital, 55 Hudson Yards, 44th Floor, New York, New York, 10001.

Forward-Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the proposed business combination between Swvl and Queen’s Gambit, the estimated or anticipated future results and benefits of the combined company following the business combination, including the likelihood and ability of the parties to successfully consummate the business combination, future opportunities for the combined company and other statements that are not historical facts.

These statements are based on the current expectations of Swvl and/or Queen’s Gambit’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Swvl and Queen’s Gambit. These statements are subject to a number of risks and uncertainties regarding Swvl’s business and the business combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to: general economic, political and business conditions, including but not limited to the economic and operational disruptions and other effects of the COVID-19 pandemic; the inability of the parties to consummate the business combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; the number of redemption requests made by Queen’s Gambit’s shareholders in connection with the business combination; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the business combination; the risk that the approval of the shareholders of Swvl or Queen’s Gambit for the potential transaction is not obtained; failure to realize the anticipated benefits of the business combination, including as a result of a delay in consummating the potential transaction or additional information that may later arise in connection with preparation of the registration statement on Form F-4 and proxy materials, or after the consummation of the business combination as a result of the limited time SPAC had to conduct due diligence; the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; the ability of the combined company to execute its growth strategy, manage growth profitably and retain its key employees; competition with other companies in the mobility industry; Swvl’s limited operating history and lack of experience as a public company; the lack of, or recent implementation of, certain policies and procedures to ensure compliance with applicable laws and regulations, including with respect to anti-bribery, anti-corruption, and cyber protection; the risk that Swvl is not able to execute its growth plan, which depends on rapid, international expansion; the risk that Swvl is unable to attract and retain consumers and qualified drivers and other high quality personnel; the risk that Swvl is unable to protect and enforce its intellectual property rights; the risk that Swvl is unable to determine rider demand to develop new offerings on its platform; the difficulty of obtaining required registrations, licenses, permits or approvals in jurisdictions in which Swvl currently operates or may in the future operate; the fact that Swvl currently operates in and intends to expand into jurisdictions that are, or have been, characterized by political instability, may have inadequate or limited regulatory and legal frameworks and may have limited, if any, treaties or other arrangements in place to protect foreign investment or involvement; the risk that Swvl’s drivers could be classified as employees, workers or quasi-employees in the jurisdictions they operate; the fact that Swvl has operations in countries known to experience high levels of corruption and is subject to territorial anti-corruption laws in these jurisdictions; the ability of Holdings to obtain or maintain the listing of its securities on a U.S. national securities exchange following the business combination; costs related to the business combination; and other risks that will be detailed from time to time in filings with the SEC. The foregoing list of risk factors is not exhaustive. There may be additional risks that Swvl presently does not know or that Swvl currently believes are immaterial that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements provide Swvl’s expectations, plans or forecasts of future events and views as of the date of this communication. Swvl anticipates that subsequent events and developments will cause Swvl’s assessments and projections to change. However, while Swvl may elect to update these forward-looking statements in the future, Swvl specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Swvl’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Participants in the Solicitation

Holdings, Swvl, Queen’s Gambit and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed participants in the solicitation of proxies of Queen’s Gambit’s shareholders in connection with the business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the business combination of the directors and officers of Holdings, Swvl and Queen’s Gambit in the registration statement on Form F-4 to be filed with the SEC by Holdings, which will include the proxy statement of Queen’s Gambit for the business combination. Information about Queen’s Gambit’s directors and executive officers is also available in Queen’s Gambit’s Annual Form 10-K for the fiscal year ended December 31, 2020 and other relevant materials filed with the SEC.

No Offer or Solicitation

This news release is for informational purposes only and is not a “solicitation” as defined in Section 14 of the Securities Exchange Act of 1934, as amended. This news release is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the business combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Media Contact

Daniel Yunger

Kekst CNC

kekst-swvl@kekstcnc.com

917-574-8582

Investor Contact

Youssef Salem

Swvl CFO

Investor.relations@swvl.com